EXHIBIT 10.2

                     [Form of Agreement with John C. Berry
                     and certain other executive officers]

                            TRIGON INSURANCE COMPANY

                         EXECUTIVE CONTINUITY AGREEMENT


                  This Executive Continuity Agreement (the "Agreement") is made as of April 29, 1997, between TRIGON INSURANCE COMPANY (the "Company") and ________________("Executive").

                                    RECITALS
                  Executive is currently employed by the Company as an Executive Officer. The purpose of this Agreement is to encourage Executive to continue his employment with the Company both before and after a Change of Control and to recognize the prior service of Executive if his employment is terminated under certain circumstances after a Change of Control.
                  NOW THEREFORE, in consideration of the premises, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                  As used herein, the following terms have the meanings indicated.
                  1.1 "Affiliate" means any corporation or other legal entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.
                  1.2 "Applicable Compensation" has the meaning set forth in
Section 2.3.
                  1.3 "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
                  1.4 "Change of Control" means any event described in subparagraphs (i) through (v) below:
                           (i) The  acquisition  by any Person of Beneficial
Ownership of 20% or more of the Stock or the Voting Power of Trigon Healthcare, but excluding for this purpose any acquisition by the Company (or an Affiliate) or by an employee benefit plan sponsored by the Company (or an Affiliate). When two or more persons act in concert for the purpose of acquiring Stock or Voting Power of Trigon Healthcare, such Persons shall be deemed to be a single Person;
                           (ii) Individuals  who  are  Incumbent  Directors
cease to constitute at least a majority of the Board of Directors of Trigon Healthcare;
                           (iii) Approval by the shareholders of Trigon
Healthcare of a reorganization, merger or consolidation, if after such transaction, the Persons who had Beneficial Ownership of the Stock and Voting Power of Trigon Healthcare before such transaction will not have Beneficial Ownership of at least 50% of the Stock and Voting Power of the corporation resulting from such transaction;
                           (iv) A complete  liquidation  or dissolution  of
Trigon Healthcare, or the sale or other disposition of all or substantially all of the assets of Trigon Healthcare; or
                           (v) The sale or other  disposition by Trigon
Healthcare of 50% or more of the Stock of the Company, or any other transaction pursuant to which Trigon Healthcare ceases to control the Company.
                  1.5 "Code" shall mean the Internal Revenue Code of 1986.
                  1.6 "Compensable Termination" means either (i) the termination of Executive's employment by the Company within three months before or within three years after a Change of Control for any reason other than for Good Cause, or (ii) the termination of Executive's employment by Executive within three years after a Change of Control for Good Reason.
                  1.7 "Compensation" has the meaning set forth in Section 2.4.
                  1.8 "Good Cause" means:
                           (i) fraud,  embezzlement or misappropriation by
Executive involving the business or assets of the Company,
                           (ii) the persistent and willful  failure by Executive
substantially to perform his duties and responsibilities to the Company, which failure continues after Executive receives written notice of such failure, or
                           (iii) Executive's conviction of a felony or crime
involving moral turpitude.
                  1.9 "Good Reason" means any of the following actions or events that occur after a Change of Control and without Executive's express written consent:
                           (i) any reduction in Executive's base salary;
                           (ii) any  reduction  in  Executive's  opportunity to
earn incentive compensation, unless comparable reductions in incentive opportunities are shared generally by other executives of the Company;
                           (iii) any material reduction in Executive's welfare
benefits or perquisites as in effect at the time of the Change of Control;

                           (iv) any material reduction in Executive's duties,
responsibilities or authority, any adverse change in Executive's job title, or any other action that constitutes a demotion of Executive; or

                           (v) the Company changes the location of Executive's
principal office to a location that is more than 50 miles distant from Executive's principal office at the time of the Change of Control.

                  1.10 "Incumbent Director" means any person who serves on the Board of Directors of Trigon Healthcare as of the date of this Agreement and any person who is added to the Board thereafter with the approval of a majority of the persons who are then Incumbent Directors.
                  1.11 "Person" means a natural person and any corporation, partnership, trust, limited liability company or other legal entity.
                  1.12 "Salary Continuation Benefit" has the meaning set forth in Section 2.2.
                  1.13 "Stock" means the then outstanding Class A Common Stock of Trigon Healthcare.
                  1.14 "Trigon Healthcare" means Trigon Healthcare, Inc., a Virginia corporation that, as of the date of this Agreement, owns all of the issued and outstanding Stock of the Company.
                  1.15 "Voting Power" means the combined voting power of all outstanding voting securities of Trigon Healthcare.
                  1.16 "Welfare Plan" means any health plan, dental plan, disability plan, survivor income plan, life insurance plan or other welfare benefit plan as defined in ss.3(1) of the Employee Retirement Income Security Act of 1974, currently or hereafter made available by the Company in which the Executive is eligible to participate.

                                   ARTICLE II
                           SALARY CONTINUATION BENEFIT

                  2.1 If a Compensable Termination occurs, then the Company shall pay the Salary Continuation Benefit to Executive on or before the tenth business day following the day on which Executive's employment terminates. The Salary Continuation Benefit shall be paid in one lump sum, net of all required federal and state withholding taxes.
                  2.2 The Salary Continuation Benefit shall be a sum equal to two times the Applicable Compensation of Executive.
                  2.3 The Applicable Compensation of Executive shall mean the greater of (i) the highest amount of Compensation received by Executive during any one of the three full calendar years ended immediately before the Executive's employment terminates, or (ii) an amount equal to 155% of Executive's annual base salary for the year in which Executive's employment terminates.
                  2.4 The Compensation of Executive for any calendar year shall mean (i) the total amount of compensation paid to Executive by the Company as reported on Internal Revenue Form W-2 for such year, plus (ii) any amount of compensation deferred by Executive in such year pursuant to a salary deferral agreement that is not included in gross income for such year under the Code, minus (iii) any income reported on Form W-2 for such year that is attributable to the receipt or exercise of any stock option, restricted stock, stock right or other stock based compensation. Notwithstanding the preceding sentence, if Executive began his employment with the Company after December 31, 1995, then for purposes of this Agreement only, Executive's Compensation for 1996 shall be deemed to be an amount equal to 135% of Executive's annual base salary for 1997.

                                  ARTICLE III

                                WELFARE BENEFITS

                  3.1 If a Compensable Termination occurs, then the Company will, subject to the provisions of Section 3.2, continue the coverage of Executive and his dependents under all Welfare Plans in which they participated immediately before the termination of Executive's employment for a period of two years following the termination of Executive's employment.
                  3.2 Notwithstanding Section 3.2, (i) if the Company amends or terminates any Welfare Plan in which Executive is participating in a manner that is generally applicable to all executives of the Company, then such amendment or termination shall also be applicable to Executive, (ii) Executive shall continue to contribute to the cost of the Welfare Plans on substantially the same basis as he did before the termination of his employment, (iii) if Executive's continued participation in any Welfare Plan is not possible because of the terms of the plan or any provision of law, then the Company will, at its expense, provide Executive with an alternative benefit of substantially equal value and utility through cash payments, an alternative insurance arrangement, or otherwise, and (iv) the obligation of the Company to continue Executive's coverage under any Welfare Plan shall cease if Executive becomes covered under a welfare plan sponsored by a subsequent employer that provides substantially equal or greater benefits.
                                   ARTICLE IV
                              SUPPLEMENTAL BENEFITS

                  4.1 If a Compensable Termination occurs, then the Company will provide Executive with the supplemental benefits described in this Article IV.
                  4.2 Immediately upon the termination of Executive's employment, (i) Executive shall, if not already fully vested, become fully vested in the Employees' Thrift Plan of Trigon Blue Cross Blue Shield and in the Trigon Blue Cross Blue Shield 401(k) Restoration Plan, and (ii) the Company shall make a matching contribution to the 401(k) Restoration Plan equal to two times the contributions that the Company made to the Thrift Plan and to the 401(k) Restoration Plan for Executive for the calendar year immediately before the termination of Executive's employment. Within ten business days after the termination of Executive's employment, the Company will pay to Executive in one lump sum his account balance in the 401(k) Restoration Plan (including the matching contribution described in the preceding sentence).

                                    ARTICLE V
                             INCENTIVE COMPENSATION

                  5.1 If a Change of Control occurs, then for the calendar year in which the Change of Control occurs, the Company will pay Executive an award under each of the Company's Annual Incentive Plan and Long-Term Performance Plan equal to the greater of (i) the award computed in accordance with the terms of such plan or (ii) the award computed as if the Company and the Executive had achieved the target level of performance with respect to each performance criterion under such plan.
                  5.2 If Executive is not employed by the Company at the end of the calendar year in which a Change of Control occurs, then, notwithstanding any provision to the contrary in the Annual Incentive Plan or the Long-Term Performance Plan, the Company will pay to Executive the pro rata portions of the awards computed in accordance with Section 5.1 that correspond to the portion of the calendar year that Executive was employed by the Company.
                  5.3 If a Change of Control occurs, Executive shall immediately become fully vested in any outstanding stock options, restricted stock, stock rights or other stock-based compensation programs.

                                   ARTICLE VI
                              OUTPLACEMENT SERVICES

                  6.1 If a Compensable Termination occurs, then the Company will provide Executive with complete outplacement services, including job search and interview skill services. Such services shall be provided by a nationally recognized outplacement organization selected by Executive and shall continue until the earlier of (i) the date on which Executive finds other suitable employment or (ii) one year after the termination of Executive's employment.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  7.1 Coordination with Prior Employment Agreement. Executive and the Company are parties to an Employment Agreement dated as of______________ (the "Prior Agreement"). If a Compensable Termination occurs, then the Prior Agreement shall be terminated and canceled effective as of the date on which Executive's employment terminates, and neither party to the Prior Agreement shall have any obligation thereunder to the other. If Executive's employment terminates under circumstances that do not constitute a Compensable Termination, then the Prior Agreement shall remain in full force and effect.
                  7.2 No Setoff. Executive is entitled to all of the benefits of this Agreement whether or not Executive obtains subsequent employment and irrespective of any compensation that Executive may receive from such subsequent employment. The Company shall have no right to set off against any sum owed to Executive hereunder any amount that Executive may owe the Company. If the Company effects any setoff in violation of the preceding sentence, then the Company and Executive agree that as reasonable liquidated damages therefor, the Executive will be entitled to recover from the Company an amount equal to twice the amount of such setoff.
                  7.3 Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or mailed, registered or certified mail, as follows:
                           (a)      If to the Company, to:
                                    Chairman of the Executive Committee
                                    Trigon Insurance Company
                                    2015 Staples Mill Road
                                    Post Office Box 27401
                                    Richmond, Virginia  23279
                           (b) If to Executive, to his last address shown on the records of the Company.
                  7.4 Successors. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, and successors, including, without limitation, any person acquiring directly or indirectly all or substantially all of the assets of the Company, whether by merger, consolidation, sale, or otherwise, but neither this Agreement nor any right hereunder may be otherwise assigned or transferred by either party hereto.
                  7.5 Severability.   If  any   provision  of  this Agreement is
held to be invalid or unenforceable, the remaining provisions shall not be affected thereby.
                  7.6 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Virginia.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


TRIGON INSURANCE COMPANY

By:
   --------------------------                        --------------------
                                                    Executive